AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
WRIGHT BUSINESSES, INC.

        Pursuant to KRS 27lB.lO-O7O, the undersigned corporation hereby executes the following Amended And Restated Articles Of Incorporation:

(A) The name of the corporation is Wright Businesses, Inc.

    (B)               The following Amended And Restated Articles Of Incorporation were adopted by the Shareholders of the Corporation at a meeting held on October 23, 1995, in the manner prescribed by the Kentucky Business Corporation Act:

1. The name of the corporation is Wright Businesses, Inc.

2. The street address of the registered office of corporation is 611 Broadway, Paducah, Kentucky 42001. The name of the registered agent is A. D. Wright, Jr.

3. The mailing address of the principal office of the corporation is 611 Broadway, Paducah, Kentucky 42001.

4. The total number of shares of common stock which may issued by the corporation is 3,000 no par value.

5. The business and affairs of the corporation are to ,be conducted by a board of directors, the number to be set in the manner provided in the Bylaws.

    6.               No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of his duties as a director except to the extent that the applicable law from time to time in effect shall provide that such liability may not be eliminated or limited. Neither the amendment nor repeal of this section shall affect the liability of any director of the corporation with respect to any act or failure to act which occurred prior to the amendment or appeal. This section is not intended to eliminate or limit any protection otherwise to the directors of the corporation.

    (C)               The designation and number of shares entitled to vote on this matter is 1,000 shares of common stock. Present at the meeting were shareholders representing 1,000 shares of the common stock of the Corporation and which constitute all of the shareholders entitled to vote on such Amended And Restated Articles of Incorporation.

(D) The total number of votes cast by each voting group entitled to vote separately thereon for and against such amendment, respectively, was:

	Number of Votes Cast
	For	Against
Voting Group

Common Shareholders	1,000	0
(E) The foregoing Amended And Restated Articles Of Incorporation supersede the original Articles Of Incorporation and all previous amendments thereto.

        IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these Amended And Restated Articles Of Incorporation on this the 24th day of October, 1995.

WRIGHT BUSINESSES, INC. By: /s/ A. D. Wright

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

        WRIGHT BUSINESSES, INC., a corporation organized under the laws of the state of Kentucky, by its President and Secretary, does hereby certify:

    1.               That the board of directors of said corporation at a meeting duly convened and held on the 24thday September, 1998, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

        RESOLVED that subsection (A) of the first paragraph of said Articles of Incorporation be amended to read as follows: “The name of the corporation is COMMUNITY TELEPHONE CORPORATION.”

    2.               That the above amendment of the said Articles of Incorporation was adopted unanimously by the board of directors and without shareholder action. That pursuant to KRS 27lB.lO-OlO, et al., said adoption by the board of directors does not require the approval or action of the shareholders for said amendment.

        IN WITNESS WHEREOF, the said President has caused this ARTICLE OF AMENDMENT to be signed by its President and its Secretary this 25th day of September, 1998.

WRIGHT BUSINESSES, INC. By /s/ A.D. Wright, Jr. President

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION

        COMMUNITY TELEPHONE CORPORATION, a corporation organized under the laws of the State of Kentucky, by its President and Secretary, does hereby certify:

    1.               That the board of directors of said corporation at a meeting duly convened and held on the 7th day of March, 2001, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

        RESOLVED that subsection (A) of the first paragraph of said Articles of Incorporation be amended to read as follows: “The name of the corporation is CINERGY COMMUNICATIONS COMPANY.”

    2.               That the above amendment of the said Articles of Incorporation was adopted unanimously by the board of directors and without shareholder action. That pursuant to KRS 27lB.lO-OlO, et seq., said adoption by the board of directors does not require the approval or action of the shareholders for said amendment.

        IN WITNESS WhEREOF, the said President has caused this ARTICLES OF AMENDMENT to be signed by its President and its Secretary this 3rd day of April, 2001.

COMMUNITY TELEPHONE CORPORATION /s/ John Cinelli, President /s/ Cole Hawks, Secretary